                                                                 Exhibit 10.20.1

                                   AGREEMENT

       THIS AGREEMENT (this "Agreement") is made as of January 28, 2000 by and among Tomar Studios, Inc., a New York corporation having an address at 601 West 26th Street, 13th Floor, New York, New York 10001 ("Tomar"); Screaming Media.com Inc., a Delaware corporation having an address at 601 West 26th Street, 13th Floor, New York, New York 10001, ("Screaming Media"), and Jay Chiat, an individual with a business address c/o Screaming Media.com Inc. 601 West 26th Street, 13th Floor, New York, New York 10001 ("Guarantor").

       In consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, Tomar, Screaming Media, and Guarantor agree as follows:

                                    ARTICLE I

                                     CLOSING

       1.01 DELIVERY OF AGREEMENTS AND PAYMENTS AT CLOSING. The parties agree that they shall enter into and deliver agreements and other documents (the "Closing Documents") and make payments at or as of the Closing (as defined in
Section 1.02 hereof), as follows:

              (a) Tomar and Screaming Media shall enter into and deliver a Sublease (the "Sublease") for the premises known as Suite SE1-5 on the 13th floor of the building known as 601 West 26th Street in the Borough of Manhattan, City of New York (the "Sublease Premises") in the form annexed hereto as Exhibit A. Screaming Media shall make any payments and deposits required on execution of the Sublease as provided for in the Sublease.

              (b) Guarantor shall enter into and deliver a Guaranty relating to the Sublease Premises in the form annexed hereto as Exhibit B (the "Guaranty").

              (c) Screaming Media shall enter into and deliver a Common Stock Purchase Warrant (the "Warrant") in the form annexed hereto as Exhibit C, provided that if the Warrant Price and number of Shares purchasable (each as defined in the Warrant) would have been adjusted pursuant to Section 8 of the Warrant on or before the Closing Date if the Warrant had been issued on the date of this Agreement, then the Warrant Price, number of Shares purchasable, and


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       Put Price and maximum Current Market Price for the Put contained in
       Section 7.2 of the Warrant shall each be adjusted as provided for in
       Section 8 of the Warrant.

              (d) Tomar shall deliver a Landlord's Waiver and Non-Disturbance Agreement ("Landlord's Waiver") executed by the Landlord (as defined in the Sublease) in the form annexed hereto as Exhibit D, or such other form as provided in Section 4.02 hereto, and Tomar and Screaming Media shall enter into and deliver the Landlord's Waiver.

              (e) Screaming Media shall pay Five Hundred Thousand Dollars ($500,000.00) in immediately available funds by certified check, official bank check, or wire transfer as directed by Tomar.

              (f) Tomar and Screaming Media shall execute a New York City Real Property Transfer Tax return and such other tax returns or reporting documents as may be required by law. Each party shall pay such transfer taxes, excise taxes, and other taxes or fees as may be imposed by law on that party as primary obligor. Each party agrees to indemnify the others for any taxes due from that party paid by another party.

              (g) Tomar shall execute and deliver to the Landlord an indemnity letter ("Tomar Indemnity") in the form in the form annexed hereto as Exhibit F, or such other form as may be agreed to by the parties.

              (h) Screaming Media execute and deliver to the Landlord an acknowledgment letter ("Screaming Media Acknowledgment") in the form annexed hereto as Exhibit G, or such other form as may be agreed to by the parties.

       1.02 CLOSING DATE. The delivery of agreements and payments referred to in
Section 1.01 (the "Closing") shall take place on February 1, 2000 at 10:00 am. (the "Initial Closing Date") at the offices of Bennett & Samios, LIP, 845 Third Avenue, 21st Floor, New York, New York 10022, or at such other place as may be agreed upon by the parties, provided, however that if the condition to Closing contained in Section 4.01 (the "Closing Condition") has not been satisfied by the Initial Closing Date, the closing shall take place within three business days of the satisfaction of the Closing Condition.


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       1.03 CONSIDERATION. The parties agree that the consideration for each party's performance hereunder, covenants, representations, warranties and agreements entered into, or made herein and at the Closing (including all payments to be made at the Closing) shall be each other party's performance, covenants, representations, warranties and agreements, and no part of the performance, covenants, representations, warranties and agreement made herein or at the Closing shall be considered prepaid or advance rent.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                    OF TOMAR

       Tomar represents and warrants to Screaming Media that as of the date hereof and as of the Closing:

       2.01 ORGANIZATION AND GOOD STANDING. Tomar is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

       2.02 AUTHORIZATION, COMPLIANCE WITH OTHER INSTRUMENTS AND LAW. Tomar has full corporate power and authority to enter into this Agreement and the Closing Documents, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder, subject to the consent of the Landlord under the Sublease. The execution, delivery and performance of this Agreement and the Closing Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the shareholders and the board of directors of Tomar. This Agreement and each Closing Document to which Tomar is a party has been or will at the Closing, be duly executed and delivered by Tomar, and is, or when executed and delivered at the Closing will be, a valid and binding obligation of Tomar enforceable against Tomar in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights and to general equity principles. The execution, delivery and performance of this Agreement and the Closing Documents will not conflict with or result in a breach or violation of any provision of the Certificate of Incorporation or By-Laws (or similar corporate organizational documents) of Tomar or of any order, writ, injunction, judgment, decree, law, statute, rule or regulation to which Tomar is a party or by which


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Tomar or its assets may be bound or affected. All necessary authorizations of the transactions contemplated by this Agreement required to be obtained by Tomar from any Federal, state, local or foreign government or agency shall have been obtained prior to the Closing, and any filings, notifications or disclosures required bylaw or regulation of any such government or agency shall have been made in proper form. Screaming Media shall cooperate with Tomar with respect to the aforesaid filings, notifications or disclosures to the extent necessary to obtain said authorizations.

       2.03 SUBLEASE. Tomar is the tenant under that certain Agreement of Lease, dated December 30, 1998, between 601 West Associates LLC, as landlord ("Landlord"), and Tomar (the "Agreement of Lease") as supplemented by that certain letter agreement, dated December 29, 1998, between Landlord and Tomar, and as modified by that certain Lease Modification and Extension Agreement, dated as of April 28, 1999, between Landlord and Tomar (the "Modification"), (the Agreement of Lease, as so supplemented and so modified, the "Master Lease"), with regard to the Sublease Premises. The Master Lease is unmodified (except for such modifications effected by the Landlord's Waiver) and in full force and effect. All rent and other charges (including additional rent) due and payable under the Master Lease have been paid. There are no defaults by Tomar as tenant under the Master Lease.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                               OF SCREAMING MEDIA

       Screaming Media represents and warrants to Tomar that as of the date hereof and as of the Closing:

       3.01 ORGANIZATION AND GOOD STANDING. Screaming Media is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business in the State of New York.

       3.02 AUTHORIZATION, COMPLIANCE WITH OTHER INSTRUMENTS AND LAW. Screaming Media has full corporate power and authority to enter into this Agreement and the Closing Documents, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The. execution, delivery and performance of this Agreement and the Closing Documents and the consummation of the transactions contemplated hereby and thereby have been duly


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authorized by all necessary corporate action on the part of the shareholders and the board of directors of Screaming Media. This Agreement and each Closing Document to which Screaming Media is a party has been or will at the Closing, be duly executed and delivered by Screaming Media, and is, or when executed and delivered at the Closing will be, a valid and binding obligation of Screaming Media enforceable against Screaming Media in accordance with its terms, subject to bankruptcy, insolvency fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights and to general equity principles. The execution, delivery and performance of this Agreement and the Closing Documents will not conflict with or result in a breach or violation of any provision of the Certificate of Incorporation or By-Laws (or similar corporate organizational documents) of Screaming Media or of any order, writ, injunction, judgment, decree, law, statute, rule or regulation to which Screaming Media is a party or by which Screaming Media or its assets may be bound or affected. All necessary authorizations of the transactions contemplated by this Agreement required to be obtained by Screaming Media from any Federal, state, local or foreign government or agency shall have been obtained prior to the Closing, and any filings, notifications or disclosures required by law or regulation of any such government or agency shall have been made in proper form. Tomar shall cooperate with Screaming Media with respect to the aforesaid filings, notifications or disclosures to the extent necessary to obtain said authorizations.

       3.03 CAPITALIZATION. The capitalization of Screaming Media is accurately set forth on Schedule 3.02 hereto.

                                   ARTICLE IV

                        CLOSING CONDITION AND TERMINATION

       4.01 CLOSING CONDITION. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject the condition that the Landlord enter into and deliver the Landlord's Waiver in the form annexed hereto as Exhibit D, or such other form as may be reasonably agreed to by the parties, provided, however, that if Landlord shall object to numbered paragraphs 7 and/or 8 of the Landlord's Waiver in the form annexed hereto as Exhibit D, the parties shall agree to enter into a Landlord's Waiver excluding numbered paragraphs 7 and/or 8 and to otherwise effect the transactions contemplated by this Agreement.


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       4.02 SUBMISSION TO LANDLORD. Tomar agrees to submit this Agreement and the form of Sublease, the form of the Tomar Indemnity and the form of the Screaming Media Acknowledgment to Landlord for approval in accordance with the Master Lease promptly after the execution of this Agreement Tomar agrees to use commercially reasonable efforts to satisfy the Closing Condition, but shall not be required to expend any monies to do so.

       4.03 TERMINATION. In the event that the Closing Condition is not satisfied by March 31, 2000, any party may terminate this Agreement by notice to the other parties, provided that the Closing Condition is not satisfied prior to the notice of termination. On termination pursuant to this Section 5.03: each party shall return all money, securities, or other instruments received from any other party, and upon the return of such money, securities, or other instruments, if any, this Agreement and any Closing Documents entered into by the parties shall be deemed terminated and of no further force or effect and no party shall have any further rights against, or obligations or liabilities to, any other by reason of this Agreement 'or any Closing Document.

                                    ARTICLE V

                                  MISCELLANEOUS

       5.01 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

       5.02 NO ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties. Any attempted or purported assignment by either party other than in accordance with this Section
5.02 shall be null and void.

       5.03 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by any party on separate counterparts, each of which as so executed and delivered shall be deemed an original but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.

       5.04 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of New York (without


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regard to conflict of laws principles) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

       5.05 SUITS IN NEW YORK. The parties agree that any action or proceeding relating in any way to this Agreement or the Closing Documents or the transactions contemplated hereby and thereby shall be brought and enforced in the Supreme Court of the State of New York for the County of New York or in the United States District Court for the Southern District of New York, and the parties hereby waive any objection to jurisdiction or venue in any such proceeding commenced in or removed to such courts.

       5.06 NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be given by telecopier, by certified mail, return receipt requested, or by personal delivery (including by reputable overnight courier service such as Federal Express). Any notice given by telecopier shall be deemed given when confirmation of transmission has been received, provided that if such notice is transmitted at any time other than during Normal Business Hours (as such term is defined below) such notice shall be deemed given at the next commencement of Normal Business Hours. Any notice given by certified mail, return receipt requested, shall be deemed given on the fourth (4th) day after the date upon which it is mailed, postage paid. Any notice given by personal delivery shall be deemed given when delivered, provided that if such notice is delivered at any time other than during Normal Business Hours such notice shall be deemed given at the next commencement of Normal Business Hours. As used in this Paragraph 16, the term "Normal Business Hours" means the hours between 9:00 am. and 4:30 p.m. in the time zone covering the recipient's address as set forth below, Monday through Friday, exclusive of any day that is not a Business Day (the term "Business Day" meaning any day other than a day when banks in the State of New York are required or permitted to be closed). Any notice given hereunder shall be given to party indicated, at the following address or telecopier number (and whether to an address or a telecopier number, to the attention of the person indicated):

       (a) TO TOMAR. If to Tomar addressed to:

       Prior to the Closing:

           Tomar Studios, Inc.
           601 West 26th Street, l3th Floor
           New York, New York

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           Attention, Tom Marrazza, President
           Telecopier: 212-627-1987

       From and after the Closing:

           Tomar Studios, Inc.
           c/o Tom Marrazza
           1 Irving Place, Apt. V9A
           New York, New York  10003

       with a copy to:

           Bennett & Samios, LLP
           845 Third Avenue, 2lst Floor
           New York, New York  10022
           Attention: Terrence M.  Bennett,  Esq.
           Telecopier: 212-753-6262

       (b) TO SCREAMING MEDIA. If to Screaming Media addressed to:

           Screaming Media.com Inc.
           601 West 26th Street, l3th Floor
           New York, New York  10001
           Attention: William P.  Kelly, General Counsel
           Telecopier (212) 422-1761

       with a copy to:

           Carter, Ledyard & Milburn
           2 Wall Street
           New York, New York  10005
           Attention: Alan J.  Bernstein, Esq.
           Telecopier No.:  212-732-3232

       (c) TO GUARANTOR. If to Guarantor addressed to:

           Jay Chiat
           c/o Screaming Media.com Inc.
           601 West 26th Street, 13th Floor


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           New York, New York  10001
           Telecopier: (212) 422-1761

       with a copy to:

           Carter, Ledyard & Milburn
           2 Wall Street
           New York, New York  10005
           Attention: Alan J.  Bernstein, Esq.
           Telecopier No.: 212-732-3232

       Any party may change its address for notices as set forth above by notice to such effect to the other party given in the manner provided in this Section 5.06.

       5.07 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by a written instrument executed by all of the parties hereto.

       5.08 WAIVER OF COMPLIANCE. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party or parties granting such waiver, but any such waiver or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or breach.

       5.09 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a governmental entity or any department or agency thereof. When used herein, the masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others whenever the context so indicates or permits.

       5.10 ENTIRE AGREEMENT. This Agreement and the other Closing Documents, including the schedules, exhibits, documents, certificates and instruments referred to herein and therein, embody the entire agreement and understanding of the parties hereto in respect of any transactions contemplated by this Agreement and the Closing


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Documents and supersede all prior agreements and understandings among the parties with respect thereto.

       5.11 SEVERABILITY. In the event that any provision of this Agreement, including any sentence, clause or part hereof, shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect to the extent that such provisions can still reasonably be given effect in accordance with the intentions of the parties, and any invalid and unenforceable provisions shall be deemed, without further action on the part of the parties, modified, amended and limited solely to the extent necessary to render the same valid and enforceable.

                                                      [SIGNATURE PAGE TO FOLLOW]



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       IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                    TOMAR STUDIOS, INC.

                                    By:     /s/ Tom Marraza
                                        -------------------------------
                                    Name:
                                    Title:  President

                                    SCREAMING MEDIA.COM INC.

                                    By:     /s/ Jay Chiat
                                        -------------------------------
                                    Name:
                                    Title: Chairman

                                    JAY CHIAT

                                         /s/ Jay Chiat
                                        -------------------------------


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                                  SCHEDULE 3.03

                     Screaming Media.com Inc. Capitalization

                             as of January 28, 2000

Series A Preferred Stock                     1,527,085 shares
       (each Series A Preferred Share is currently convertible into 2 shares of Common Stock)

Series B Preferred Stock                     2,678,572 shares
       (each Series B Preferred Share is currently convertible into 2 shares of Common Stock)

Common Stock                                 9,246,562 shares

Employees, advisors and directors hold options allowing them to purchase up to 3,550,388 shares of Common Stock

Carter, Ledyard & Milburn holds a warrant allowing it to purchase up to 14,286 shares of Common Stock

Deutsche Bank Securities, Inc. holds a warrant allowing it to purchase up to 241,070 shares of Common Stock


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                                                                       Exhibit A






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                                    SUBLEASE

       This SUBLEASE made as of January [___], 2000 (this "Sublease") by and between Tomar Studios, Inc., a New York corporation having an address at 601 West 26th Street 13th Floor, New York, New York 10001, as sublandlord ("Subland1ord") and Screaming Media.com, Inc. a Delaware corporation having an address at 601 West 26th Street, 13th Floor, New York, New York 10001, a subtenant ("Subtenant").

       Sublandlord is a party to that certain Agreement of Lease, dated December 30, 1998, between 601 West Associates LLC, as landlord ("Landlord," which term shall include any successor to the interests of Landlord in the Premises), and Sublandlord, as tenant (the "Agreement of Lease"), as supplemented by that certain letter agreement, dated December 29, 1998, between the Landlord and the Sublandlord (the "Letter Agreement"), and as modified by that certain Lease Modification and Extension Agreement, dated as of April 28, 1999, between Landlord and Sublandlord (the "Modification") (the Agreement of Lease, as so supplemented and so modified (and including the Rules and Regulations referred to in Paragraphs 36 and 79 of the Agreement of Lease as such Rules and Regulations may be modified from time to time as provided in Paragraph 36 of the Agreement of Lease), the "Master Lease"), with regard to certain premises known as Suite SE1-5 on the thirteenth (13th) floor of the building known as 601 West 26th Street in the Borough of Manhattan, City of New York (the "Building"), all as more fully set forth in the Master Lease (such premises, the "Premises"). A copy of the Master Lease is attached to this Sublease as Exhibit A. Sublandlord wishes to sublease to Subtenant, and Subtenant wishes to sublease from Sublandlord, the Premises. The Premises are appropriately as shown in Exhibit B to this Sublease.

       Accordingly, Sublandlord and Subtenant, for themselves and their successors and assigns, hereby agree as follows:

       1. AGREEMENT. Sublandlord subleases the Premises to Subtenant, and Subtenant subleases the Premises from Sublandlord, upon the terms and conditions set forth in this Sublease. Subject to the exception set forth at the beginning of the second sentence of Paragraph 10 hereof and except for those terms, covenants, conditions and other provisions of the Master Lease referred to in the last sentence of Paragraph 10 hereof, the terms, covenants, conditions and other provisions of the Master Lease (including, without limitation, the terms, covenants, conditions and other provisions of Paragraph 52 thereof), are incorporated into this Sublease as the agreement of Sublandlord and Subtenant as though Sublandlord were Landlord as the landlord under the Master Lease and Subtenant were Sublandlord as the tenant under the Master Lease, all as more fully set forth in Paragraph 10 hereof (provided that any references in the Master Lease to any subtenant shall also refer to Subtenant and any references in Paragraph 52, 53 or 69 of the Master Lease to Landlord shall be deemed to be references to both Landlord and Sublandlord).

       2. TERM. The term of this Sublease will begin on February 1, 2000 (such date the "Commencement Date") and will end on the day immediately preceding the last day of the term of the Master Lease, inclusive, unless sooner terminated pursuant to any of the terms, covenants or conditions of this Sublease or pursuant to law. The term referred to in the preceding sentence (whether ending on the day immediately preceding the last day of the term of the Master Lease or sooner because sooner terminated pursuant to any of the terms, covenants or conditions of this Sublease or pursuant to law) is referred to herein as the "Term."

       3. RENT.

       (a) Rent. As used in this Sublease, the term "Rent" shall mean and include all Base Rent (as defined in subparagraph (b) of this Paragraph 3, and all Additional Rent (as defined in subparagraph (c) of this Paragraph 3).

       (b) Base Rent.

           (i) Amount. Subtenant will pay Sublandlord as base rent (the "Base Rent") for the Premises in each year during the term hereof the annual amount set forth on Exhibit C hereto.

           (ii) Base Rent Payable Monthly In Advance. All amounts of Base Rent shall be payable in equal monthly installments as set forth on Exhibit C hereto without notice, demand, offset, or counterclaim, each such installment of Base Rent to be paid in advance on the first day of each month (except that the Base Rent for the month beginning on the Commencement Date shall be payable simultaneously with the execution and delivery hereof by Subtenant).

           (iii) Pro-Ration. If the Commencement Date hereof shall occur on other than the first day of a month, any payment of Base Rent payable with respect to any partial calendar month will be prorated on a per diem basis.


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       (c) Additional Rent.

          (i) Items Constituting Additional Rent. Subtenant shall pay as additional rent the following amounts (the "Additional Rent"), each such amount of Additional Rent to be paid as and when indicated:

              (A) all amounts payable by Sublandlord to Landlord under the Master Lease in respect of increases in "Taxes" (as defined in Paragraph 46 of the Master Lease) over the amount of such Taxes for the tax year commencing on July 1, 1999 and ending on June 30, 2000, any such amount to be payable by Subtenant to Sublandlord as and when the same is payable by Sublandlord pursuant to the Master Lease;

              (B) all amounts from time to time payable by Sublandlord under the Master Lease in respect of the water, sprinkler and sewer charges, such amounts to be payable as and when installments of Base Rent are payable hereunder, and such amounts to be subject to increase in the event of any increase in the corresponding amount payable under the Master Lease;

              (C) all amounts payable by Sublandlord for electricity furnished to the Premises, any such amount to be payable by Subtenant to Sublandlord upon Sublandlord's presentation to Subtenant of a copy of any bill showing any amount payable by Sublandlord for electricity furnished to the Premises;

              (D) all amounts payable under the lease and maintenance agreement with respect to the alarm system in the Premises, such amounts to be payable as and when payments are required to be made by Subtenant under such agreement; provided, that Subtenant shall have the option, by notice to such effect given to Sublandlord not later than the sixtieth (60th) day after the Commencement Date to elect to discontinue its use of such alarm system not later than such sixtieth (60th) day, whereupon (provided that Subtenant in fact discontinues such use) Subtenant shall have no further obligation to make payments with respect to such alarm system for any period after such date of discontinuance; and provided, further, that Subtenant hereby agrees that in the event that Subtenant shall not give the notice referred to above in this subparagraph (D) to Sublandlord by the sixtieth (60th) day after the Commencement Date, then Subtenant shall be substituted for Sublandlord as a party under such agreement and Subtenant shall assume all of Sublandlord's obligations under such agreement;



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


              (E) all amounts payable under the lease and maintenance agreement with respect to the telephone system in the Premises, such amounts to be payable as and when payments are required to be made by Subtenant under such agreement; provided, that Subtenant shall have the option, by notice to such effect given to Sublandlord not later than the sixtieth (60th) day after the Commencement Date, to elect to discontinue its use of such telephone system not later than such sixtieth (60th) day, whereupon (provided that Subtenant in fact discontinues such use) Subtenant shall have no further obligation to make payments with respect to such telephone system for any period after such date of discontinuance; and provided, further, that Subtenant hereby agrees that in the event that Subtenant shall not give the notice referred to above in this subparagraph (E) to Sublandlord by the sixtieth (60th) day after the Commencement Date, then Subtenant shall be substituted for Sublandlord as a party under such agreement and Subtenant shall assume all of Sublandlord's obligations under such agreement;

              (F) all amounts payable to BellAtlantic with respect to all BellAtlantic lines serving the Premises, such amounts to be payable as and when payments are required to be made by Subtenant to BellAtlantic; provided, that Subtenant shall have the option, by notice to such effect given to Sublandlord not later than the sixtieth (60th) day after the Commencement Date, to elect to discontinue its use of such lines not later than such sixtieth (60th) day, whereupon (provided that Subtenant in fact discontinues such use) Subtenant shall have no further obligation to make payments with respect to such lines for any period after such date of discontinuance; and provided, further, that Subtenant hereby agrees that in the event that Subtenant shall not give the notice referred to above in this subparagraph (E) to Sublandlord by the sixtieth
(60th) day after the Commencement Date, then Subtenant shall assume all of Sublandlord's obligations to BellAtlantic with respect to such lines; and

              (G) if, pursuant to the provisions of the Master Lease, Sublandlord is charged for additional rent or other amounts other than the amounts referred to above in subparagraphs.(i)(A), (B), (C), (D), (E) and (F) of this Paragraph 3 (including, without limitation, any amounts payable in respect of any additional services procured by Subtenant from Landlord), then, in addition to such amounts referred to in such subparagraphs, Subtenant will be liable for such additional rent or other amounts, such additional rent or other amounts to be paid to the Sublandlord as Additional Rent.

          (ii) Pro-Ration. If the Commencement Date shall occur on other than the first day of a month, any payment of Additional Rent payable with respect to any partial calender month will be prorated on a per diem basis.

       4. SECURITY DEPOSIT. Subtenant has deposited with Sublandlord the sum of One Hundred Twenty-Right Thousand Two Hundred Fifty Dollars ($128,250.00) which Sublandlord will hold in an interest bearing account as a security deposit in accordance with, and subject to the terms and provisions of, Paragraphs 32 and 58 of the Master Lease. In the event that Sublandlord shall at any time apply any of such security deposit as provided herein or in the Master Lease, then, upon the request of Sublandlord to Subtenant specifying the amount so applied, Subtenant shall immediately deposit with Sublandlord, as an additional security deposit, the amount so applied, so that the security deposit held by Sublandlord shall at all times during the term hereof be equal to One Hundred Twenty-Eight Thousand Two Hundred Fifty Dollars ($128,250.00). Sublandlord shall pay subtenant the interest earned on such amount, less the one percent (1%) administrative fee referred to in Section 7-103 of the General Obligations Law, at the end of the term of the Sublease (subject to application of such interest as provided in paragraph 2 of Section 7-103 of the General Obligations Law). In the event that this Sublease is terminated (a) due to a default by Sublandlord under this Sublease or (b) due to a default by Landlord or Sublandlord under the Master Lease, then Sublandlord shall immediately return to Subtenant any unapplied portion of the Security Deposit and any unapplied portion of prepaid rent along with all accrued interest thereon (but less the one percent (1%) administrative fee referred to in Section 7-103 of the General Obligations Law). Sublandlord agrees to take such actions as may reasonably be requested by Sublandlord to provide that all amounts of interest earned on the security deposit (less the one percent (1%) administrative fee retained by Sublandlord) shall be deemed to be income of the Subtenant for all income tax purposes.

       5. USE OF PREMISES. Subtenant shall use the Premises for the purposes permitted under the Master Lease and for such additional purposes as may be consented to by Landlord, and for no other purposes. Under no circumstances shall Subtenant use the Premises or permit the Premises to be used for manufacturing or for the creation, display or distribution of pornographic materials.

       6. ACCEPTANCE OF PREMISES. Subject only to the fourth sentence of this Paragraph 6, Subtenant acknowledges that it has inspected the Premises and that it accepts the Premises in their present condition. Without limiting the generality of the foregoing, Subtenant acknowledges that it or its consultants have determined that the electrical service in the Premises will meet the Subtenant's needs. Sublandlord makes no representation as to the suitability or adequacy of the Building or the Premises (including, without limitation, the electrical service in the Building or the Premises) for any use to be made of the Premises by Subtenant. Notwithstanding the foregoing in this Paragraph 6, but subject to the last sentence of this

Paragraph 6, Sublandlord hereby indemnifies Subtenant and holds Subtenant harmless from and against, and agrees to pay for, all costs or expenses whatsoever which Subtenant may incur in order to correct any latent defect in work performed by Sublandlord on the Premises that caused such work not to be in compliance with applicable law as in effect on the date upon which such work was completed (such a latent defect, hereinafter, a "Latent Defect"); provided, however, that such indemnity shall cover only such costs and expenses as must necessarily be incurred in order to render the work affected by a Latent Defect in compliance with applicable law as in effect on the date upon which such work was completed. Nothing in the immediately preceding sentence shall be deemed to provide for indemnification of Subtenant by Sublandlord against any costs or expenses incurred by Subtenant (a) with respect to any Latent Defect that arises as a result of any alternations made to the Premises by Subtenant, (b) with respect to any Latent Defect that arises as a result of any use of the Premises by Subtenant that differs from Sublandlord's use of the Premises, (c) in connection with any inspection of the work performed by Sublandlord on the Premises, (d) for attorneys' fees or expenses; (e) in connection with obtaining any permit (including, without limitation, any building permit) or any certificate of occupancy (except for those costs and expenses incurred in correcting a Latent Defect so as to render the work affected thereby in compliance with applicable law as in effect on the date upon which such work was completed); or (f) in connection with any patent defect in any work performed by Sublandlord.

       7. SERVICES; RESTORATION OF PREMISES AFTER FIRE OR OTHER CASUALTY.

       (a) Services. Sublandlord shall provide to Subtenant such Services as are provided to it by Landlord pursuant to the Master Lease, to the extent of Landlord's provision of such services from time to time. Subtenant shall have the right, at its sole cost and expense, in its name or in the name of Sublandlord, to take any action, as provided in the Master Lease or by law, to enforce the rights of Subtenant as the tenant under the Master Lease as against the Landlord and Sublandlord shall execute any and all documents which may be reasonably necessary in order to enable Subtenant to enforce such rights under this Paragraph 7(a).

       (b) Fire or Other Casualty. In the event that the Premises shall be damaged by fire or other casualty, Subtenant shall look only to Landlord for repair or restoration of the Premises, and Sublandlord shall have no liability therefore. In the event that the occurrence of such fire or other casualty shall give rise to a right of Sublandlord to elect to terminate the Master Lease, Subtenant shall have the same right as against Sublandlord (but Subtenant shall have no right to exercise such right of Sublandlord under the Master Lease). In the event that the occurrence of such fire or other casualty shall give rise to a right of Sublandlord to reoccupy the Premises upon the restoration thereof, and Subtenant desires to repossess the Premises upon the restoration thereof, then Subtenant shall have the right to exercise Sublandlord's right to elect to reoccupy the Premises.

       (c) Abatement. For any period in which Rent or other charges are abated under the Master Lease for fire, other casualty, or disruption of services, Rent of the same type under this Sublease and charges of the same type under this Sublease shall abate for the same period.

       8. INSURANCE. Without limiting the generality of Paragraph 1 or Paragraph 10 hereof, the Subtenant shall at all times during the term hereof carry the policies of insurance referred to in Paragraph 53 of the Master Lease, all references to "Landlord" in such Paragraph 53 shall be deemed to be references to both Landlord and Sublandlord, and both the Landlord and the Sublandlord shall be named as additional insured parties (or loss payees, if Paragraph 53 provides in a particular instance that Landlord shall be designated a loss payee) under the policies referred to in such Paragraph 53. In addition to the insurance referred to in such Paragraph 53, throughout the term. hereof Subtenant shall maintain with insurers of the type described in such Paragraph 53 a policy or policies of "special form" insurance covering any alterations made on the Premises on or after the date hereof and covering all personal property (whether or not affixed and whether belonging to Landlord, Sublandlord or Subtenant) located from time to time in or upon the Premises, in an amount sufficient to cover the full replacement value of such alterations and such property. The Landlord and the Sublandlord shall be loss payees under such "special form" policy or policies, as their interests may appear, and any such policy shall provide that it shall not be canceled without thirty (30) days written notice to Landlord and Sublandlord. Upon the request of Landlord or Sublandlord, Subtenant shall obtain waivers of subrogation with respect to any liability or "special form" policy or policies referred to in this Paragraph 8.

       9. PERMITS AND CERTIFICATES.

       (a) Certificate of Occupancy. Subtenant acknowledges that Sublandlord has not obtained a certificate of occupancy with respect to or in connection with Sublandlord's alterations to, or Sublandlord's installation of leasehold improvements in, the Premises and Subtenant agrees that Sublandlord shall have no obligation to apply for or to obtain, or to pay any amount in connection with Subtenant's application for or Subtenant's obtaining, any such certificate of occupancy. Subtenant acknowledges that it is familiar with the certificate of occupancy applicable to the Premises and Subtenant agrees that Sublandlord shall have no obligation to apply for or to obtain, or to pay any amount in connection with Subtenant's application for or Subtenant's obtaining, any changes to such certificate of occupancy.

       (b) Air Conditioner Permit. Subtenant acknowledges that Sublandlord has not obtained any permits in connection with Sublandlord's installation of the air conditioning system in the Premises and Subtenant agrees that Sublandlord shall have no obligation to apply for or to obtain, or to pay any amount in connection with Subtenant's application for or Subtenant's obtaining, any such permit(s).

       (c) Public Assembly Permit. Subtenant acknowledges that no public assembly permit has been issued with respect to the Premises and Subtenant agrees that Sublandlord shall have no obligation to apply for or to obtain or to pay any amount in connection with Subtenant's application for or Subtenant's obtaining, any such public assembly permit.

       10. MASTER LEASE.

       (a) Sublease and Master Lease. This Sublease is Subject and subordinate to the Master Lease. Except for those provisions of the Master Lease that conflict with provisions hereof, except as provided in the last sentence of this Paragraph 10 and except that in no event shall Subtenant have any grace or other cure period with respect to defaults in the payment of Rent or of any other amounts payable under this Sublease, all of the terms, covenants, conditions and other provisions of the Master Lease (including, without limitation, the terms, covenants, conditions and other provisions of Paragraph 52 thereof) are incorporated into this Sublease as the agreement of Sublandlord and Subtenant as though Sublandlord were Landlord as the landlord under the Master Lease and Subtenant were Sublandlord as the tenant under the Master Lease (provided that any references in the Master Lease to any subtenant shall also refer to Subtenant and any references in Paragraphs 52, 53 or 69 of the Master Lease to Landlord shall be deemed to be referenced to both Landlord and Sublandlord); and without limiting the generality of the foregoing, Subtenant shall make no alterations to the Premises that would under the Master Lease require the consent of Landlord without the prior written consent of Sublandlord, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, provided that Sublandlord promptly gives Subtenant a copy of any notice from Landlord with respect to any default under the Master Lease that relates to any action or inaction of Subtenant and advises Subtenant of the date upon which such notice was given to Sublandlord, then any cure period (if any) afforded Subtenant with respect to such default shall be deemed to have commenced upon the date upon which Sublandlord received such notice. Subtenant received a copy of the Master Lease and Subtenant represents that it has read and is familiar with the terms of the Master Lease. Subtenant will not cause or allow to be caused any default under the Master Lease, and Subtenant will comply with and perform all applicable terms and conditions of the Master Lease to be complied with or performed by Sublandlord. References in specific instances herein to the Master Lease shall not be construed as limiting the generality of Paragraph 1 hereof or of the first or third sentences of this Paragraph 10. Without limiting the generality of the exception set forth at the beginning of the second sentence of this subparagraph (a), the following provisions and parts of the Master Lease shall not be applicable to this Sublease Paragraphs 42, 43, 44 (other than the first sentence of such Paragraph 44), 45, 50 (other than subparagraph 50.12 of such Paragraph 50), .55 or 83 of the Agreement of Lease; the entire Letter Agreement; and the entire Modification.

       (b) Subtenant's Right to Enforce Master Lease. Except to the extent of Subtenant's obligation to pay rent hereunder and except as otherwise provided in subparagraph (b) of Paragraph 7 hereof, and subject to the terms and conditions of this Sublease, Subtenant shall be entitled to enforce all the rights of the Sublandlord provided for in the Master Lease, Sublandlord hereby agreeing to cooperate fully with Subtenant in the enforcement thereof.

       (c) Sublandlord's Compliance with Master Lease. Sublandlord shall not do any act, matter or thing, or fail to do any act, matter or thing, if such action or failure to act would result in, or constitute a violation or breach by Sublandlord as tenant under the Master Lease of or a default under, the Master Lease or otherwise result in the disturbance of Subtenant's possession of the Premises.

       (d) Subtenant's Right to Make Payments to Landlord. Provided that Subtenant is not in default hereunder, in the event that Sublandlord fails to make payments of rent or any other charges due under the Master Lease (unless Sublandlord shall be permitted under the Master Lease or by law to withhold such payments of rent or other charges), Subtenant shall be entitled to make any such payments directly to Landlord and deduct any amounts paid from its Rent and other charge due under this Sublease.

       (e) Sublandlord's Indemnity in the Event that Subtenant Cures Default of Subtenant under Master Lease. In the event that the Master Lease would have been terminated by reason of Sublandlord's default thereunder but for the fact that Subtenant cured such default, Sublandlord shall indemnify Subtenant and hold Subtenant harmless from and against all loss, damage or expense incurred by Subtenant in effecting such cure, including, without limitation, reasonable attorneys' fees and the additional monies by way of rent or otherwise expended by Subtenant.

       (f) Termination of Master Lease. In the event that the Master Lease is terminated, then, as between Sublandlord and Subtenant, this Sublease shall terminate at the same time without any liability on the part of Sublandlord to Subtenant.

       (g) Default under Warrant Default Hereunder. in the event that Subtenant shall default in making any payment referred to in Section 7 of the Warrant of even date herewith of Subtenant in favor of Sublandlord, then, at the option of Sublandlord exercisable by notice to such effect given to Subtenant, such default shall be deemed to be and shall be a payment default by Subtenant under this Sublease.

       (h) Commercial Rent Tax. Subtenant shall furnish to Sublandlord, upon the request of Sublandlord, such information and such copies of documents as Sublandlord may reasonably request in order to permit Sublandlord to receive a commercial rent tax credit for the commercial rent tax paid by Subtenant.

       11. GUARANTY. The obligations of Subtenant hereunder shall be guaranteed by guaranty of Jay Chiat, the Chief Executive Officer of Subtenant, in the form of Exhibit D.

       12. CERTAIN DAMAGES; RESTORATION OF PREMISES BY SUBTENANT.

       (a) Liquidated Damages upon Failure of Subtenant to Surrender Premises. In the event that Subtenant were to fail to surrender the Premises in the manner provided in this Sublease upon the expiration or earlier termination of this Sublease, the amount of damages that Sublandlord would suffer would be difficult or impossible to ascertain. Therefore, the parties agree that in the event that Subtenant shall fail to surrender the Premises in the manner provided in this Sublease upon the expiration or earlier termination of this Sublease then Subtenant shall pay to Sublandlord for each day on which Subtenant occupies the Premises after the expiration or earlier termination of this Sublease, as liquidated damages and in addition to any Additional Rent payable with respect to such period, Base Rent at a rate equal to twice the per diem rate at which Base Rent was payable on the day upon which the expiration or earlier termination of this Sublease occurred. The parties hereto acknowledge and agree that the liquidated damages provided for in this subparagraph represent a reasonable estimate by the parties of the damages that would be suffered by Sublandlord were Subtenant to fail to surrender the Premises in the manner provided in this Sublease upon the expiration or earlier termination of this Sublease and that they do not constitute a penalty. Nothing in this subparagraph shall limit any other damages to which Sublandlord may be entitled in respect of any breach of any term or provision of this Sublease by Subtenant.

       (b) Reimbursement of Costs of Enforcement. Without limiting the generality of Paragraph 52 of the Master Lease, Subtenant shall reimburse Sublandlord for all legal fees and disbursements incurred by Sublandlord in enforcing any provision of this Sublease. Sublandlord shall reimburse Subtenant for all legal fees and disbursements incurred by Subtenant in enforcing any provision of this Sublease.

       (c) Restoration of Premises by Subtenant In the event that Subtenant shall close off or otherwise alter the door or doorway to the Premises or shall alter or remove the demising wall between the Premises and the premises that Subtenant presently occupies in the Building, then, prior to its surrender of the Premises (whether upon the expiation or earlier termination of this Sublease), Subtenant shall, in addition to taking any action required to be taken by Subtenant under Paragraph 3 of the Master Lease, restore such door and doorway and such demising wall to the condition they were in on the Commencement Date.

       13. BROKER. Each party represents and warrants to the other that in connection with the transactions contemplated by this Sublease it did not deal directly or indirectly with any broker or finder, the representation and warranty in this sentence to survive the expiration or earlier termination of this Sublease. Each party hereby indemnifies the other and holds the other harmless from and against any and all damages, costs, losses, liabilities or expenses arising out of or related to claims arising out of any breach of the representation contained in this Paragraph 13, such indemnity and hold harmless to include, without limitation, the obligation to provide all costs of defense against any such claims.

       14. ASSIGNMENT.

       (a) Prohibition against Assignment or Subletting by Subtenant. Subtenant will not, without the prior written consent of Sublandlord, and the prior written consent of Landlord, assign this Sublease or further sublet the Sublet Premises in whole or in part; nor will Subtenant permit Subtenant's interest in this Sublease to be vested in any third party by operation of law or otherwise. Without limiting the generality of the foregoing or of Paragraphs 1 and 10 hereof, Subtenant acknowledges that any assignment hereof further subletting of the Sublet Premises shall be subject to the terms and provisions of the Master Lease.

       (b) Sublandlord's Termination of Master Lease. Sublandlord shall not surrender or otherwise voluntarily terminate the Master Lease unless prior to such surrender or voluntary termination Landlord shall have delivered to Subtenant an instrument whereby Landlord agrees to recognize Subtenant's rights under this Sublease and expressly assumes all of Sublandlord's obligations hereunder.

       (c) Sublandlord's Assignment of this Sublease. Sublandlord shall be permitted to assign this Sublease provided that prior to any assignment hereof the assignee hereof delivers to Subtenant an instrument whereby such assignee
(i) agrees to recognize Subtenant's rights hereunder and (ii) expressly assumes all of Sublandlord's obligations hereunder. In connection with such assignment, Sublandlord and any assignee of this Sublease shall, with respect to the security deposit deposited with Sublandlord hereunder, comply with the provisions of Section 7-105 of the General Obligations Law regarding transfers of security deposits.

       (d) Sublandlord Released upon Assignment. In the event that Sublandlord shall surrender or otherwise voluntarily terminate the Master Lease in compliance with subparagraph (b) of this Paragraph 14, or shall assign this Sublease in compliance with subparagraph (c) of this Paragraph 14, then Sublandlord shall have no further duties or obligations whatsoever hereunder, and Landlord or the assignee hereof shall for all purposes be the Sublandlord hereunder.

       15. MERGER; AMENDMENT. All prior understandings and agreements between Sublandlord and Subtenant are merged within this Sublease, which fully and completely sets forth their understanding. This Sublease may not be changed or terminated orally or in any other manner than by an agreement in writing signed by the party against which enforcement of the change or termination is sought.

       16. NOTICES.

       (a) Manner of Giving Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by telecopier, by certified mail, return receipt requested, or by personal delivery (including by reputable overnight courier service such as Federal Express). Any notice given by telecopier shall be deemed given when confirmation of transmission has been received, provided that if such notice is transmitted at any time other than during Normal Business Hours (as such term is defined below) such notice shall be deemed given at the next commencement of Normal Business Hours. Any notice given by certified mail, return receipt requested, shall be deemed giving on the fourth (4th) day after the date upon which it is mailed, postage paid. Any notice given by personal delivery shall be deemed given when delivered, provided that if such notice is delivered at anytime other than during Normal Business Hours such notice shall be deemed given at the next commencement of Normal Business Hours. As used in this Paragraph 16, the term "Normal Business Hours" means the hours between 9:00 a.m. and 4:30 p.m. in the time zone covering the recipient's address as set forth below, Monday through Friday, exclusive of any day that is not a Business Day (the term "Business Day" meaning any day other than a day when banks in the State of New York are required or permitted to be closed). Any notice given hereunder shall be given to Sublandlord or Subtenant, as the case may be, at the following address or telecopier number (and whether to an address or a telecopier number, to the attention of the person indicated):

        If to Sublandlord:

               Tomar Studios, Inc.
               601 West 26th Street
               13th Floor
               New York, New York  10001
               Attn.: Tom Marrazza
                      President
               Telecopier: (212) 627-1987

        and from and after the Commencement Date:

               Tomar Studios, Inc.
               c/o Tom Marrazza
               l Irving Place
               Apartment V9A
               New York, New York  10003

        with a copy to:

               Terrence M. Bennett
               Bennett & Samios, LLP
               845 Third Avenue - 21st Floor

               New York, New York  10022
               Telecopier: (212) 753-6262

        If to Subtenant:

               Screaming Media.com, Inc.
               601 West 26th Street
               New York, New York  10001
               Attn.: William P.  Kelly
                      General Counsel
               Telecopier: (212) 422-1761

        with a copy to:

               Alan J.  Bernstein, Esq.
               Carter, Ledyard & Milburn
               2 Wall Street
               New York, New York  10005
               Telecopier: (212) 732-3232

       (b) Change of Address for Notices. Either party may change its address for notices as set forth above by notice to such effect to the other party given in the similar provided in subsection (a) of this Paragraph 16.

       (c) Forwarding Copies of Notices from Landlord. Subtenant shall promptly give Sublandlord written notice, and a copy, of any notices served by Landlord upon Subtenant pursuant to the terms, conditions and provisions of the Master Lease. Sublandlord shall promptly give Subtenant written notice, and a copy, of any notice of default served by the Landlord upon Sublandlord pursuant to the terms, provisions and conditions of the Master Lease. Sublandlord shall promptly forward to Subtenant any notices of changes in the building rules (as set forth in the Master Lease), unless at the time that Sublandlord receives any such notice Subtenant shall be in possession of premises in the Building other than the Premises.

       17. GOVERNING LAW. This Sublease shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed wholly within the State of New York.

       18. SUBMISSION TO JURISDICTION. The parties hereto agree that any action or proceeding arising out of or relating to this Sublease shall be brought only in a federal court sitting in New York City or New York State court sitting in New York City and each of the parties hereto submits to the jurisdiction of any such court in the event that such any such action or proceeding shall be brought. Each of the parties hereto agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court and waives any objection that it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. Each of the parties hereto consents to the service of process upon it in any such action or proceeding in any such court by the mailing of copies of such process to it, by certified or registered mail, return receipt requested, at its address specified in Paragraph 16.

       19. BINDING EFFECT. Without limiting the effect of Paragraph 14 hereof, the covenants and agreements in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their successors and assigns.

       IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of on the date first written above.

                                            TOMAR STUDIOS, INC.

                                            By:
---------------------                          -------------------------
Witness                                         Tom Marrazza
Print Name:                                     President

                                            SCREAMING MEDIA.COM, INC.

                                            By:
---------------------                          -------------------------
Witness                                         Name:
Print Name:                                     Title:

                                                                       Exhibit A

                              Copy of Master Lease